10.13 Employment Agreement of Famourou Kourouma

Employment Agreement
Hyperdynamics Corporation

Whereas Hyperdynamics Corporation (herein referred to as “Employer”), has a wholly owned subsidiary know as SCS Corporation and SCS Corporation (herein referred to as “SCS”) is in the business of exploring and exploiting oil and gas off the coast of the Republic of Guinea (herein referred to as “Guinea”); and

Whereas, Mr. Famourou Kourouma (herein referred to as “Employee”) has been working with Kent P. Watts, CEO for Employer and SCS, on rectifying the situation regarding SCS’s rights to explore and exploit the hydrocarbon reserves offshore the Republic of Guinea (herein referred to as “Guinea”); and

Whereas, Employee and SCS believe that the credentials of Employee regarding his in-depth knowledge of Guinea (having grown up there and with extend family living there) ; together with higher education and written and verbal bi-lingual communication skills; well qualify Employee to serve the Vice President for Guinea Affairs; and

Whereas, Employee and Employer are on a fast track with a plan to set up a meeting with appropriate authorities in Guinea; to establish SCS Corporation's corporate authority as a foreign corporation operating in Guinea, to set up in-country offices and required business relationships to allow SCS to obtain a new Royalties and Production Sharing Agreement or to reinstate the Royalties and Production Sharing Agreement between USOil and Guinea ; and

Now therefore the parties agree as follows:

1.
The Employer’s CEO, Kent Watts, as evidenced by his signature hereunder hereby appoints Famourou Kourouma as both Hyperdynamics Corporation's Vice President of Guinea Affairs and SCS Corporation’s Vice President of Guinea affairs and adds Employee to the payroll of Hyperdynamics Corporation at a initial rate of $2,000 per month. This shall be the monthly salary of Employee up until the time that a new PSA acceptable to CEO or other arrangement is made acceptable to CEO to reinstate SCS’s rights to explore and exploit the offshore territory of Guinea for hydrocarbon discovery.

2.
As the main priority of the Employee is to help Hyperdynamics subsidiary, SCS Corporation obtain a new royalties and production sharing agreement and such accomplishment would be a significant material event to Employer; Employer further agrees to grant securities based compensation to employee based on the following table of events:

.Upon signing of a new Royalties and Production Sharing Agreement or reinstatement of SCS’s rights to a point where they are at least as favorable as they were before the termination letter of dated June 30, 2005 and signed by Tambio Millimono; Employee will earn 200,000 warrants to purchase 200,000 shares of Hyperdynamics Corporation's restricted common stock at a strike price equal to the closing price of the same day of the new agreement or reinstatement as the case may be. These warrants will carry a cashless exercise and be valid for two (2) years.

Should the new royalties and production sharing agreement or reinstatement be executed between the Republic of Guinea and SCS Corporation prior to September 24, 2005; the number of warrants shall be 400,000 instead of 200,000.

3.
Employee agrees to uphold, defend, and protect the interests and ownership rights of Employer as a priority and to have professional conduct and ethics in all facets of the performance of Employees duties under this agreement.

As it is anticipated that initializing operations in Guinea will require estimated funds in the range of $25,000 and $30,000; Employee, as officer for Hyperdynamics/SCS agrees to keep complete records of expenditures and obtain supporting invoice documentation of all consulting fees, permit fees, office rent and other expenses as the case may be and to fully account for all proceeds advanced for this purpose.

4.
Employee agrees to maintain strict confidentiality and adhere to Hyperdynamics Corporation’s and SCS’s confidentiality policies and procedures when talking with 3rd parties in general including but not limited to oil exploration and production companies and to only disclose information regarding to SCS’s exploration work and exploration results except as he is directed by management and/or the board of directors of SCS. All progress with regard to obtaining the new agreement or reinstatement with Guinea shall be kept highly confidential until such time as it is publicly announced. No work product will ever be taken out of the offices of Employer unless approval from management has been obtained.

5.
Employer may terminate Employee at any time for any reason by giving Employee a 60 day notice of termination with or without cause, or in the case of a serious breach of ethics or negligence in performance of duties, an immediate termination can be consummated by written notice to Employee.

6.
In the case of a termination with a 60-day notice, Employee will be compensated for the 60-day notice period. In the case of an immediate termination, compensation will end with the date of such notice.

The parties hereby agree to the forgoing as evidenced by their signatures hereunder.

Agreement:

Employer     Employee
Hyperdynamics Corporation   Famourou Kourouma

___/s____________________  _______/s_________________
Kent P. Watts, President/CEO  Vice President of Guinea Affairs

Date: / /     Date: / /